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                                 EXHIBIT NO. 21

                           Subsidiaries of Registrant

                                        Percentage   Jurisdiction or State
Subsidiaries                              Owned        of Incorporation
                                          ------       ----------------
Provident Community Bank                   100%         United States

Provident Financial Services, Inc. (1)     100%         South Carolina

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(1)  A wholly-owned subsidiary of Provident Community Bank.